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                                                                  Exhibit 99.(c)

                                    EXHIBIT C

                              LETTER OF TRANSMITTAL

                             Regarding Interests in

            CSFB ALTERNATIVE CAPITAL MULTI-STRATEGY MASTER FUND, LLC

                   Tendered Pursuant to the Offer to Purchase
                              Dated August 3, 2005

                       THIS LETTER OF TRANSMITTAL MUST BE
                              RECEIVED BY PFPC INC.
                               BY AUGUST 31, 2005.


                   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
              AT 12:00 MIDNIGHT, EASTERN TIME, ON AUGUST 31, 2005,
                          UNLESS THE OFFER IS EXTENDED.


               Complete This Letter Of Transmittal And Return To:

            CSFB ALTERNATIVE CAPITAL MULTI-STRATEGY MASTER FUND, LLC
                                  c/o PFPC Inc.
                                  P.O. Box 219
                               Claymont, DE 19703

                      Attention: Tender Offer Administrator
                              Phone: (800) 348-1824
                               Fax: (302) 791-2790

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Ladies and Gentlemen:

     The undersigned hereby tenders to CSFB Alternative Capital Multi-Strategy Master Fund, LLC, a closed-end, non-diversified, management investment company organized as a limited liability company under the laws of the State of Delaware (the "Fund"), the outstanding units of interest in the Fund or portion thereof (the "Interest") held by the undersigned, described and specified below, on the terms and conditions set out in the Offer to Purchase, dated August 3, 2005 (the "Offer"), receipt of which is hereby acknowledged in this Letter of Transmittal. THE OFFER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET OUT IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

     The undersigned hereby sells to the Fund the Interest tendered pursuant to this Letter of Transmittal. The undersigned warrants that it has full authority to sell the Interest tendered hereby and that the Fund will acquire good title to the Interest, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to this sale, and not subject to any adverse claim, when and to the extent the Interest is purchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

     The undersigned recognizes that under certain circumstances set out in the Offer, the Fund may not be required to purchase the Interest tendered hereby.

     The initial payment of the purchase amount for the Interest tendered by the undersigned will be made by wire transfer of the funds to an account designated by the undersigned in this Letter of Transmittal. The undersigned understands that in the event any payment for the Interest tendered hereby is in the form of in-kind distributions, an arrangement for delivery of such securities will be made by Investment Manager and notified to the undersigned.

     Any Members tendering all of their Interests will receive a "Post-Audit Payment" portion of the purchase amount, if any, as described in Section 7 of the Offer. Any Post-Audit Payment of cash due will also be made by wire transfer of the funds to the undersigned's account as provided herein. The undersigned recognizes that the amount of the initial payment of the purchase amount for Interests will be based on the unaudited net asset value of the Fund as of September 30, 2005, subject to an extension of the Offer as described in Section 8 of the Offer. The Post-Audit Payment will be payable promptly after the completion of the Fund's next annual audit. It is anticipated that the annual audit of the Fund's financial statements will be completed no later than 60 days after the fiscal year-end of the Fund.

         All authority conferred or agreed to be conferred in this Letter of Transmittal will survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in
Section 6 of the Offer, this tender is irrevocable.

      PLEASE FAX OR MAIL (VIA CERTIFIED MAIL, RETURN RECEIPT REQUESTED) TO:
  CSFB ALTERNATIVE CAPITAL MULTI-STRATEGY MASTER FUND, LLC, C/O PFPC INC., P.O.
     BOX 219, CLAYMONT, DE 19703, ATTENTION: TENDER OFFER ADMINISTRATOR. FOR
      ADDITIONAL INFORMATION: PHONE: (800) 348-1824 OR FAX: (302) 791-2790.

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PART 1.   NAME:

          Name of Member:____________________________________

          Telephone Number:__________________________________

PART 2.   AMOUNT OF OUTSTANDING UNITS OF INTEREST BEING TENDERED:

          / /    The undersigned's entire outstanding units of interest.

          / / A portion of the undersigned's outstanding units of interest expressed as a specific dollar value.

          $_______________________


PART 3.   PAYMENT:

          CASH PAYMENT

          Cash payments will be wire transferred to the account you specify below:

                            ---------------------------------
                                      Name of Bank

                            ---------------------------------
                                      Address of Bank

                            ---------------------------------
                                       ABA Number

                            ---------------------------------
                                      Account Number

                            ---------------------------------
                             Name Under Which Account Is Held

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PART 4.   SIGNATURE(S):

 FOR INDIVIDUAL INVESTORS                  FOR OTHER INVESTORS:
 AND JOINT TENANTS:


---------------------------------------   --------------------------------------
 Signature                                 Print Name of Investor
 (SIGNATURE OF OWNER(S) EXACTLY
 AS APPEARED ON SUBSCRIPTION AGREEMENT)


---------------------------------------   --------------------------------------
 Print Name of Investor                    Signature
                                           (SIGNATURE OF OWNER(S) EXACTLY AS
                                           APPEARED ON SUBSCRIPTION AGREEMENT)


---------------------------------------   --------------------------------------
 Joint Tenant Signature if necessary       Print Name of Signatory and Title
 (SIGNATURE OF OWNER(S) EXACTLY AS
 APPEARED ON SUBSCRIPTION AGREEMENT)


---------------------------------------   --------------------------------------
 Print Name of Joint Tenant                Co-signatory if necessary (SIGNATURE
                                           OF OWNER(S) EXACTLY AS APPEARED ON
                                           SUBSCRIPTION AGREEMENT)


                                          --------------------------------------
                                           Print Name and Title of Co-signatory

Date:  ______________

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